                                                                     Exhibit 11

Coventry Corporation

Computation of Net Earnings Per Share (1) (2)


                                                     1997
                                ---------------------------------------------------
                                    Income           Shares
                                 (Numerator)     (Denominator)   Per Share Amount
                                ---------------------------------------------------
Net Income                         $11,903
                                ----------
Basic EPS                          $11,903          33,117            $ 0.36

Effect of Dilutive Securities
   Options and warrants                -               758
   Convertible notes                   427             375
                                ---------------------------------------------------

Diluted EPS                        $12,330          34,250             $ 0.36
                                ===================================================
                                                     1996
                                ---------------------------------------------------
                                   Income            Shares
                                 (Numerator)     (Denominator)   Per Share Amount
                                ---------------------------------------------------
Net Income                        $(61,287)
                                -----------
Basic EPS                         $(61,287)         32,815            $ (1.87)

Effect of Dilutive Securities
   Options and warrants                -                15
                                ---------------------------------------------------

Diluted EPS                       $(61,287)         32,830            $ (1.87)
                                ===================================================
                                                    1995
                                ---------------------------------------------------
                                    Income          Shares
                                 (Numerator)     (Denominator)   Per Share Amount
                                ---------------------------------------------------
Net Income                        $      18
                                -----------
Basic EPS                         $      18         31,526            $  0.00

Effect of Dilutive Securities
   Options and warrants                 -              624
                                ---------------------------------------------------

Diluted EPS                       $      18         32,150            $  0.00
                                ===================================================


(1)    Restated for adoption of SFAS 128, "Earnings per Share."

(2) Restated for the purchase of HealthCare USA in 1995 accounted for as a pooling of interests.